                                EXHIBIT G.(XVII)

                   SEVENTEENTH AMENDMENT TO CUSTODIAN CONTRACT

                         THE HARTFORD MUTUAL FUNDS, INC.

                           Effective November 30, 2006

State Street Bank and Trust Company
801 Pennsylvania
Kansas City, MO 64105

Re: THE HARTFORD MUTUAL FUNDS, INC.
    CUSTODIAN CONTRACT - NOTICE OF ADDITIONAL PORTFOLIOS

Dear Sir or Madam:

This notice of additional portfolios is provided to you pursuant to Section 17 of the Custodian Contract between The Hartford Mutual Funds, Inc. (the "Fund") and State Street Bank dated July 15, 1996, as amended (the "Contract").

The Fund hereby requests that State Street act as Custodian for a new portfolio of the Fund, THE HARTFORD LARGECAP GROWTH FUND, under the terms of the Contract.

Please indicate your acceptance by executing two copies of this letter, returning one to the Fund and retaining one for your records.

                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        By: /s/ John C. Walters
                                            ------------------------------------
                                        Name: John C. Walters
                                        Title: Vice President


Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY


By: /s/ Kenneth A. Bergeron
    ---------------------------------
Name: Kenneth A. Bergeron
Title: Senior Vice President